UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2010

Otelco Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32362	52-2126395
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 17, 2010, Otelco Inc. announced its results of operations for its fourth quarter and year ended December 31, 2009.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 17, 2010, management of the Company concluded and subsequently reported to the Audit Committee of the Company’s Board of Directors that the Company’s interim financial statements for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (collectively, the “Relevant Periods”) should no longer be relied upon due to an accounting error caused by non-compliance with the technical requirements of Accounting Standards Codification 815 (“ASC 815”) concerning the treatment of the Company’s interest rate swaps as effective hedges against changes in interest on its senior debt.  The Company considered two interest rate swaps as effective hedges against interest expense on its senior debt, reflecting changes in value of the hedges in other comprehensive income in the equity section of the balance sheet. Because the Company did not meet a technical requirement under ASC 815, these changes in value should have been recorded  in the appropriate line in the income statement . The change has no impact on cash, equity on the balance sheet or the operations of the Company.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 to be filed with the Securities and Exchange Commission on or prior to March 15, 2010 will reflect the changes to the Company’s financial statements.

The impact of the error on the Relevant Periods is as follows:

CONSOLIDATED BALANCE SHEET	March 31, 2009		June 30, 2009		September 30, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	As reported	Restated	As reported	Restated	As reported	Restated
Retained deficit	$(4,742,274)	$(5,704,957)	$(5,458,523)	$(5,194,256)	$(5,470,262)	$(6,788,870)
Accumulated other comprehensive income	$(1,785,667)	$(822,984)	$(204,475)	$(468,742)	$(1,318,611)	$-

CONSOLIDATED STATEMENTS OF OPERATIONS	Three months ending		Three months ending		Three months ending
	March 31, 2009		June 30, 2009		September 30, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	As reported	Restated	As reported	Restated	As reported	Restated
Change in fair value of derivatives	$11,580	$(951,103)	$62,882	$1,289,832	$74,274	$(1,508,601)
Total other expenses	$(6,361,513)	$(7,324,196)	$(6,371,510)	$(5,144,560)	$(6,365,061)	$(7,947,936)
Income (loss) before income tax	$(1,896,306)	$(2,858,989)	$(655,698)	$571,252	$(155,990)	$(1,738,865)
Net income (loss) available to common stockholders	$(871,353)	$(1,834,036)	$(716,250)	$510,700	$(11,739)	$(1,594,614)
Basic net income (loss) per share	$(0.07)	$(0.14)	$(0.06)	$0.04	$(0.00)	$(0.13)
Diluted net income (loss) per share	$(0.07)	$(0.14)	$(0.06)	$0.04	$(0.01)	$(0.13)

			Six months ending		Nine months ending
			June 30, 2009		September 30, 2009
			(unaudited)	(unaudited)	(unaudited)	(unaudited)
			As reported	Restated	As reported	Restated
Change in fair value of derivatives			$74,462	$338,729	$148,736	$(1,169,872)
Total other expenses			$(12,733,022)	$(12,468,755)	$(19,098,083)	$(20,416,691)
Income (loss) before income tax			$(2,552,001)	$(2,287,734)	$(2,707,992)	$(4,026,600)
Net income (loss) available to common stockholders			$(1,587,600)	$(1,323,333)	$(1,599,340)	$(2,917,948)
Basic net income (loss) per share			$(0.13)	$(0.10)	$(0.13)	$(0.23)
Diluted net income (loss) per share			$(0.13)	$(0.10)	$(0.13)	$(0.23)

CONSOLIDATED STATEMENTS OF CASH FLOWS	Three months ending		Six months ending		Nine months ending
	March 31, 2009		June 30, 2009		September 30, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	As reported	Restated	As reported	Restated	As reported	Restated
Net loss	$(871,353)	$(1,834,036)	$(1,587,600)	$(1,323,333)	$(1,599,340)	$(2,917,948)
Change in fair value of derivatives	$(11,580)	$951,103	$(74,462)	$(338,729)	$(148,736)	$1,169,872

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release Dated February 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: February 17, 2010
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer